EXHIBIT 10.1

[ECHELON LOGO]

                                   MEMORANDUM

DATE:    AUGUST 18, 1999

TO:      W. MICHAEL DORAMUS

FROM:    SUSAN G. JOHNSON

RE:      EMPLOYMENT AGREEMENT - SUPPLEMENT
--------------------------------------------------------------------------------

         To confirm the action of the Echelon International Corporation Board of Directors and Compensation Committee, please note the following amendment to your Employment Agreement dated November 20, 1996, amended and restated as of September 18,1998:

TO EXHIBIT A, LTIP SECTION ADD THE FOLLOWING:

1999, 2000,2001 CYCLE YEARS

         The following table sets forth the Cumulative Net Asset Value Per Share for the Threshold, Target and Maximum awards. Under the Board approved methodology, the Net Asset Value Per Share as of 01/01/99 was $34.85. The Threshold level requires a cumulative 5% increase in Net Asset Value Per Share for the three years ending 12/31/2001, the Target level requires a cumulative 9% increase in Net Asset Value Per Share for the three years ending 12/31/2001, and the Maximum level requires a cumulative 13% increase in Net Asset Value Per Share for the three years ending 12/31/2001.

                      LTIP AWARDS FOR THE 1999 - 2001 CYCLE

--------------------------------------------------------------------------------
LTIP                               THRESHOLD         TARGET            MAXIMUM
--------------------------------------------------------------------------------
Assumes 9%                             5%               9%               13%
CAP rate
--------------------------------------------------------------------------------
Net Asset     Beginning of          $ 34.85          $ 34.85           $ 34.85
Value Per     period 01/01/99
Share
--------------------------------------------------------------------------------
Net Asset     As of                 $ 40.34          $ 45.13           $ 50.29
Value Per     12/31/2001
Share
--------------------------------------------------------------------------------

         The following table sets forth the incremental annual award correlating to the Threshold, Target and Maximum LTIP Cumulative Net Asset Values and awards associated with achieving such levels of cumulative net asset value per share:

--------------------------------------------------------------------------------
                                                              OPTIONS TO
                                                            PURCHASE NUMBER
                                 DOLLAR VALUE OF             OF SHARES OF
                                 RESTRICTED STOCK            COMMON STOCK
--------------------------------------------------------------------------------
THRESHOLD
--------------------------------------------------------------------------------
Cumulative Net Asset                       $40.34
Value Per Share
--------------------------------------------------------------------------------
LTIP Value                             $50,000.00                     5,000
(% of Base Salary)                          (20%)
--------------------------------------------------------------------------------
TARGET
--------------------------------------------------------------------------------
Cumulative Net Asset                       $45.13
Value Per Share
--------------------------------------------------------------------------------
LTIP Value                            $100,000.00                    10,000
(% of Base Salary)                          (40%)
--------------------------------------------------------------------------------
MAXIMUM
--------------------------------------------------------------------------------
Cumulative Net Asset                       $50.29
Value Per Share
--------------------------------------------------------------------------------
LTIP Value                            $150,000.00                    15,000
(% of Base Salary)                          (60%)
--------------------------------------------------------------------------------

         Of the total restricted stock values and number of options set forth above, 60% of the applicable restricted stock values and number of options (Threshold, Target and Maximum) shall be paid, if any, upon satisfaction of the applicable Performance Goals (Threshold, Target or Maximum) and 40% of the total applicable restricted stock values and number of options (Threshold, Target or Maximum) shall be paid, if any, upon satisfaction of the applicable Net Asset Value Per Share (Threshold, Target or Maximum) set forth above.

         For purposes of administering the LTIP, during the 1999, 2000, 2001 three-year cycle, (i) all LTIP awards shall be paid in the form of restricted shares and options; (ii) the number of restricted shares above shall be determined by dividing the dollar value of the Maximum LTIP Value, $150,000, by the closing price on April 19, 1999, ($19.9375); (iii) the restricted shares, among other things, shall be subject to a risk of forfeiture if and to the extent that the performance criteria set forth in this Exhibit A with respect to the 1999, 2000, 2001 Cycle Years are not met; (iv) if actual cumulative Net Asset Value Per Share for the three-year period ending December 31, 2001, does not equal or exceed Threshold LTIP Net Asset Value Per Share for such period, all restricted shares shall be forfeited, and no LTIP bonus will have been earned; (v) if actual cumulative Net Asset Value Per Share for the three year period ending December 31, 2001, exceeds Threshold LTIP Net Asset Value Per Share, but is less than Target LTIP Net Asset Value Per Share, for such period, or exceeds Target LTIP Net Asset Value Per Share, but is less than Maximum LTIP Net Asset Value Per Share, for such period, the percentage of the LTIP restricted shares as to which the risk of forfeiture shall lapse shall be proportionately increased above the Threshold bonus amount or the Target Bonus amount, as the case may be; and (vi) if cumulative Net Asset Value Per Share for the three-year period ending December 31, 2001 equals or exceeds Maximum LTIP Net Asset Value Per Share for such period, the risk of forfeiture shall lapse as to all restricted shares, but no additional shares will be issuable under the LTIP regardless of the amount by which actual cumulative net asset value per share for the three years ending December 31, 2001 exceeds such Maximum LTIP Net Asset Value Per Share (vii) the option exercise price shall be the closing price on April 19, 1999, ($19.9375); and
(viii) the options shall be 100% vested as of the date of the satisfaction of the applicable performance goal.

         Please execute a copy of this memo and return it to me in the enclosed envelope. Should you have any questions, please contact me.

                                      # # #




Accepted and Acknowledged on _____________________{date}


By:__________________________________________________